Exhibit 99.2
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
OCTOBER 1, 2008

CONTACTS:
JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ENERGY CORPORATION TO HOST
2008 INVESTOR AND ANALYST MEETING

OKLAHOMA CITY, OKLAHOMA, OCTOBER 1, 2008 – Chesapeake Energy Corporation (NYSE:CHK) today announced it will host its 2008 Investor and Analyst Meeting on the afternoon of Wednesday, October 15 and the morning of Thursday, October 16 at Chesapeake’s corporate headquarters in Oklahoma City, Oklahoma.

The meeting will be webcast live on the Internet from 2:30 pm EDT to 5:30 pm EDT on Wednesday, October 15 and from 8:30 am EDT to 12:30 pm EDT on Thursday, October 16.  The webcast can be accessed by going to Chesapeake’s website at www.chk.com and selecting the “News & Events” section.  The replay of the webcast will be available on the company’s website for approximately 30 days.

Chesapeake Energy Corporation is the largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Haynesville Shale, Fayetteville Shale, Anadarko Basin, Arkoma Basin, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States.  Further information is available at www.chk.com.